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                                                                       EXHIBIT 1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated June 16, 2000, included in this Form 11-K for the plan year ended December 31, 1999, into Hilton Hotels Corporation's previously filed Registration Statement on Form S-8, File No. 333-36252. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                      ARTHUR ANDERSEN LLP


Memphis, Tennessee,
June 16, 2000.